As filed with the Securities and Exchange Commission on May 23, 2000
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                             SCG Holding Corporation
             (Exact Name of Registrant as Specified in Its Charter)


                     Delaware                             36-3840979

          (State or Other Jurisdiction of              (I.R.S. Employer
           Incorporation or Organization)           Identification Number)

                              5005 E. McDowell Road
                                Phoenix, AZ 85008
                                 (602) 244-6600

              (Address of Registrant's Principal Executive Offices)

                             SCG HOLDING CORPORATION
                            2000 STOCK INCENTIVE PLAN

                            (Full Title of the Plan)

                               -----------------
                              George H. Cave, Esq.

                             SCG Holding Corporation
                              5005 E. McDowell Road
                                Phoenix, AZ 85008
                                 (602) 244-5226

                                 with a copy to:

                              Arthur H. Kohn, Esq.
                       Cleary, Gottlieb, Steen & Hamilton
                                One Liberty Plaza
                               New York, NY 10006

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)


                              -----------------
                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
Title of each class     Amount to        Proposed      Proposed         Amount
  of securities      be registered (1)   maximum       maximum            of
  to be registered                       offering     aggregate     registration
                                         price per   offering price      fee
                                         share (2)
--------------------------------------------------------------------------------
Common Stock, par
value $.01 per share    7,000,000        $21.4375    $150,062,500     $39,616.50
--------------------------------------------------------------------------------

(1) Together with an indeterminate number of shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the SCG Holding Corporation 2000 Stock Incentive Plan as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of SCG Holding Corporation.

 (2) With respect to shares of common stock of SCG Holding Corporation (the "Shares") covered by options, estimated solely for the purposes of calculating the registration fee with respect to the Shares being registered hereby pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act") and based upon the average of the high and low prices of the common shares of the Corporation as reported on the NASDAQ on May 22, 2000.

     The contents of the Corporation's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on April 6, 2000 (Registration No. 333-34130) are incorporated by reference in this Registration Statement.
                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, which previously have been filed by SCG Holding Corporation (the "Corporation" or the "Registrant") with the Commission, are incorporated herein by reference and made a part hereof:

     (i) The prospectus of the Corporation, dated May 1, 2000, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Corporation's Registration Statement on Form S-1 (Registration No. 333-30670) filed with the Commission on February 18, 2000 as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto filed by the Corporation under the Securities Act with the Commission on March 24, 2000, April 7, 2000, and April 25, 2000, respectively;

     (ii) The Corporation's Annual Report on Form 10-K, filed with the Commission on May 1, 2000;

     (iii) The Corporation's Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2000, filed with the Commission on May 15, 2000;

     (iv) The Corporation's Current Reports on Form 8-K, filed with the Commission on February 25, 2000, April 10, 2000 and April 25, 2000;

     (v) The description of the Shares contained in the Corporation's registration statement on Form 8-A, filed with the Commission on April 21, 2000; and

     (vi) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by registration document referred to in (i) above.

     All reports and other documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



Item 8. Exhibits.

     The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

     4.1 SCG Holding Corporation 2000 Stock Incentive Plan (As Adopted by the Board of Directors on February 17, 2000, and As Amended and Restated April 21, 2000)

     4.2 Amended and Restated Certificate of Incorporation of SCG Holding Corporation (filed as Exhibit 3.1 to the Corporation's Amendment No. 3 to Form S-1 Registration Statement (No. 333-30670) and incorporated herein by reference)

     4.3 By-Laws of SCG Holding Corporation (filed as Exhibit 3.2 to the Corporation's Amendment No. 1 to Form S-1 Registration Statement (No. 333-30670) and incorporated herein by reference)

     5.1 Opinion of George H. Cave, Esq., regarding the validity of the securities being registered

     23.1 Consent of KPMG LLP, Independent Auditors

     23.2 Consent of PricewaterhouseCoopers LLP, Independent Accountants

     23.3 Consent of George H. Cave, Esq. (included in Exhibit 5.1)

     24.1 Power of Attorney (included on signature page)

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this day of May 23, 2000.

                                          SCG HOLDING CORPORATION


                                          By:   /s/ Steven Hanson
                                                ------------------------------
                                                Steven Hanson, Chief Executive
                                                Officer and Member, Board
                                                of Directors


                                POWER OF ATTORNEY

     Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Steven Hanson, James Thorburn and Dario Sacomani, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this Registration Statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on May 23, 2000.

       Signature                                   Title
       ---------                                   -----

/s/ Steven Hanson
---------------------           President, Chief Executive Officer and Director
Steven Hanson

/s/ Dario Sacomani
---------------------           Senior Vice President, Chief Financial Officer
Dario Sacomani                  and Chief Accounting Officer

/s/ Curtis J. Crawford
---------------------           Chairman of the Board of Directors
Curtis J. Crawford

/s/ David Bonderman
---------------------                        Director
David Bonderman

/s/ Richard W. Boyce
---------------------                        Director
Richard W. Boyce

/s/ Justin T. Chang
---------------------                        Director
Justin T. Chang

/s/ William A. Franke
---------------------                        Director
William A. Franke

/s/ David M. Stanton
---------------------                        Director
David M. Stanton

/s/ Jerome N. Gregoire
---------------------                        Director
Jerome N. Gregoire

/s/ Alberto Hugo-Martinez
---------------------                        Director
Alberto Hugo-Martinez


                                  EXHIBIT INDEX

 Exhibit                             Description                             Method of Filing        Sequentially
 Number                                                                                             Numbered Page
                                                                                                       Location
   4.1       SCG Holding Corporation 2000 Stock Incentive Plan, (As       Filed herewith
             Adopted by the Board of Directors on February 17, 2000,                                       9
             and As Amended and Restated April 21, 2000)

   4.2       Amended and Restated Certificate of Incorporation of SCG     Filed as Exhibit 3.1            --
             Holding Corporation                                          to the Corporation's
                                                                          Amendment No. 3 to
                                                                          Form S-1 Registration
                                                                          Statement (No.
                                                                          333-30670) and
                                                                          incorporated herein by
                                                                          reference

   4.3       By-Laws of SCG Holding Corporation                           Filed as Exhibit 3.2            --
                                                                          to the Corporation's
                                                                          Amendment No. 1 to
                                                                          Form S-1 Registration
                                                                          Statement (No.
                                                                          333-30670) and
                                                                          incorporated herein by
                                                                          reference

   5.1       Opinion of George H. Cave, Esq., regarding the validity of   Filed herewith                  28
             the securities being registered

  23.1       Consent of KPMG LLP, Independent Auditors                    Filed herewith                  29

  23.2       Consent of PricewaterhouseCoopers LLP, Independent           Filed herewith                  30
             Accountants

  23.3       Consent of George H. Cave, Esq. (included in Exhibit 5.1)    Filed herewith                  28

  24.1       Power of Attorney (included on signature page)               Filed herewith                   6

